Exhibit 99.1

Vital Energy Announces Offering of $100.0 Million of Senior Notes

TULSA, OK – April 1, 2024 – Vital Energy, Inc., a Delaware corporation (NYSE: VTLE) (“Vital Energy” or the “Company”), today announced that it intends to offer (the “Offering”), subject to market and other conditions, $100.0 million in aggregate principal amount of 7.875% senior notes due 2032 (the “senior notes”) in a private placement to eligible purchasers. The Company intends to use the net proceeds from this offering, if completed, to repay or repurchase indebtedness, including in connection with the funding of the purchase for cash our 10.125% senior notes due 2028 and certain of our 9.750% senior notes due 2030 in the cash tender offers (the “Tender Offers”) the Company commenced pursuant to an offer to purchase dated March 14, 2024, as amended, or for general corporate purposes. The senior notes will be senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by Vital Midstream Services, LLC, a subsidiary of the Company, and certain of its future subsidiaries.

The senior notes are being offered as additional notes under the indenture dated as of March 28, 2024 (the “Indenture”), pursuant to which the Company has previously issued $800.0 million aggregate principal amount of 7.875% senior notes due 2032 (the “existing notes”). The senior notes have substantially identical terms, other than the issue date and issue price, as the existing notes, and the senior notes and the existing notes will be treated as a single class of securities under the Indenture and will vote together as a single class.

The senior notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Additionally, this press release shall not constitute an offer to purchase or a solicitation of an offer to purchase or sell the notes subject to the Tender Offers, and such Tender Offers are being made solely pursuant to the offer to purchase.

About Vital Energy

Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.

Forward-Looking Statements

This press release contains forward-looking statements as defined under Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities that Vital Energy assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Such statements are not guarantees of future performance and involve risks, assumptions and uncertainties. General risks relating to Vital Energy include, but are not limited to, continuing and worsening inflationary pressures and associated changes in monetary policy that may cause costs to rise; changes in domestic and global production, supply and demand for commodities, including as a result of actions by the Organization of Petroleum Exporting Countries and other producing countries (“OPEC+”) and the Russian-Ukrainian or Israeli-Hamas military conflicts, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, reduced demand due to shifting market perception towards the oil and gas industry; competition in the oil and gas industry; the ability of the Company to execute its strategies, including its ability to successfully identify and consummate strategic acquisitions at purchase prices that are accretive to its financial results and to successfully integrate acquired businesses, assets and properties, pipeline transportation and storage constraints in the Permian Basin, the effects and duration of the outbreak of disease, and any related government policies and actions, long-term performance of wells, drilling and operating risks, the possibility of production curtailment, the impact of new laws and regulations, including those regarding the use of hydraulic fracturing, and under the Inflation Reduction Act (the “IRA”), including those related to climate change, the impact of legislation or regulatory initiatives intended to address induced seismicity on our ability to conduct our operations; uncertainties in estimating reserves and production results; hedging activities, tariffs on steel, the impacts of severe weather, including the freezing of wells and pipelines in the Permian Basin due to cold weather, possible impacts of litigation and regulations, the impact of the Company’s transactions, if any, with its securities from time to time, the impact of new environmental, health and safety requirements applicable to the Company’s business activities, the possibility of the elimination of federal income tax deductions for oil and gas exploration and development and imposition of any additional taxes under the IRA or otherwise, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2023 and those set forth from time to time in other filings with the Securities and Exchange Commission (“SEC”). These documents are available through Vital Energy’s website at www.vitalenergy.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Vital Energy’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, Vital Energy can give no assurance that its future results will be as estimated. Any forward-looking statement speaks only as of the date on which such statement is made. Vital Energy does not intend to, and disclaims any obligation to, correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Ron Hagood

918.858.5504

ir@vitalenergy.com

2